September 12, 2000



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          Re:  GenCorp Inc.
               Amendment No. 32 to Schedule 13D
               CUSIP # 368682100

Gentlemen:

          Attached please find the electronic filing of our Amendment No. 32 to Schedule 13D with respect to GenCorp Inc.



                                        Sincerely,



                                        James E. McKee
                                        General Counsel









Enclosure(s)
JEM/mmh